ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF THE SOUTH FINANCIAL GROUP, INC.

     In accordance with Sections 33-6-102 and 33-10-106 of the South Carolina Business Corporation Act of 1988 (the “Code”), THE SOUTH FINANCIAL GROUP, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the Code, DOES HEREBY CERTIFY:

1.	The name of the Corporation is The South Financial Group, Inc.

2.	On May 8, 2008, the Corporation adopted an amendment to the Corporation’s Amended and Restated Articles of Incorporation, as set forth in the following Certificates of Designations:

(i)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V
(ii)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV
(iii)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V
(iv)	Certificate of Designations of 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV

3. Such amendment does thereby designate, create, authorize and provide for the issue of four series of preferred stock, each having no par value per share and each with a liquidation preference of $1,000.00 per share, which shall be designated as (i) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V, consisting of 55,562 shares, (ii) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV, consisting of 184,718 shares, (iii) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V, consisting of 2,248 shares, and (iv) 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV, consisting of 7,472 shares, each having the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof set forth on each respective Certificate of Designations attached hereto and made a part hereof.

4. Such amendment was duly authorized by the Board of Directors and shareholder action was not required, pursuant to the authority granted in the Corporation’s Amended and Restated Articles of Incorporation and Section 33-6-102 of the Code.

5. The effective date of these Articles of Amendment shall be 8:00am on May 8, 2008 in accordance with the provisions of Section 33-1-230 of the Code.

     IN WITNESS WHEREOF, the undersigned, being duly authorized thereto, does hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts herein stated are true, and accordingly has hereunto set his hand this as of the 8th day of May, 2008.

THE SOUTH FINANCIAL GROUP, INC.

By: /s/ William P. Crawford, Jr. Name: William P. Crawford, Jr. Title: Executive Vice President and General Counsel

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE
PREFERRED STOCK, SERIES 2008ND-V

OF

THE SOUTH FINANCIAL GROUP, INC.

     Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) consisting of 55,562 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE
PREFERRED STOCK, SERIES 2008ND-V

Section I. Dividend Rights

     (a) The holders of the Series 2008ND-V Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008ND-V Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008ND-V Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008ND-V Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008ND-V Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the then applicable Conversion Price (as defined in Section III(a) hereof), Adjusted Conversion Price or Further Adjusted Conversion Price (each as defined in Section III(b) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008ND-V Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008ND-V Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

     (b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008ND-V Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008ND-V Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008ND-V Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008ND-V Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

     (c) The cash dividends on the Series 2008ND-V Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008ND-V Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008ND-V Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008ND-V Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008ND-V Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008ND-V Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008ND-V Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008ND-V Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008ND-V Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

     (d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008ND-V Preferred Stock or on such Parity Stock that may be in arrears.

     (e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

     (a) The Series 2008ND-V Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

     (i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

     (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

     (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008ND-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

     (b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative

Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) together with the Series 2008ND-V Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

     (a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock shall be convertible following the date of the first meeting held to seek Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008ND-V Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008ND-V Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

     (b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable (the “Mandatory Conversion”). If the Mandatory Conversion is not effected on the Mandatory Conversion Date, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by $1.00 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional $0.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (but not below $4.00, subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (each such adjusted rate, a “Further Adjusted Conversion Price”) until the date on which the Mandatory Conversion pursuant to this Section III(b) is effected.

     Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     (c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008ND-V Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

     (d) To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

     (i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1 = CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

     Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

     No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

     (e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008ND-V Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008ND-V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008ND-V Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008ND-V Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008ND-V Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008ND-V Preferred Stock had been converted into Common Stock on the date of such event.

     (f) The holder of any shares of Series 2008ND-V Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008ND-V Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008ND-V Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

     (g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008ND-V Preferred Stock. If more than one share of Series 2008ND-V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008ND-V Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008ND-V Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

     (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008ND-V

Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008ND-V Preferred Stock from time to time outstanding.

     (i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008ND-V Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

     (j) Upon conversion of any shares of the Series 2008ND-V Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008ND-V Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

     (k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

     (a) Following the date of the first meeting held to seek Shareholder Approval, the Holders shall be entitled to vote each share of the Series 2008ND-V Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

     (b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

     (c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

     (d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008ND-V Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such person, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008ND-V Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

     (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008ND-V Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008ND-V Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008ND-V Preferred Stock.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008ND-V Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

     (a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008ND-V Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 ND-V Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008ND-V Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

     (i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

     (ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

     (iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

     (iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

     (b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

     (c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

     (a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such entity, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008ND-V Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008ND-V Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	_______D x N ________	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

     (c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i)	the date on which the Make-Whole Acquisition is anticipated to be effected; and
(ii)	the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008ND-V Preferred Stock, respectively.

     (d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

     (e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008ND-V Preferred Stock or successor securities representing less than all the shares of Series 2008ND-V Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008ND-V Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

      Whenever the number of shares of Common Stock into which the shares of the Series 2008ND-V Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008ND-V Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008ND-V Preferred Stock a notice stating that the number of shares into which the shares of Series 2008ND-V Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008ND-V Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

     Except as may otherwise be required by law, the shares of Series 2008ND-V Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008ND-V Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

     If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-V Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008ND-V Preferred Stock

     Shares of Series 2008ND-V Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008ND-V Preferred Stock Certificates

     If any of the Series 2008ND-V Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008ND-V Preferred Stock certificate, or in lieu of and substitution for the Series 2008ND-V Preferred Stock certificate lost, stolen or destroyed, a new Series 2008ND-V Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008ND-V Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008ND-V Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

     The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008ND-V Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

     The Corporation may not, at any time, redeem the outstanding shares of the Series 2008ND-V Preferred Stock.

Section XV. Notices

     All notices, requests and other communications to the holder of Series 2008ND-V Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008ND-V Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

     The duly appointed Common Stock Conversion Agent for the Series 2008ND-V Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008ND-V Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE
PREFERRED STOCK, SERIES 2008ND-NV

OF

THE SOUTH FINANCIAL GROUP, INC.

     Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) consisting of 184,718 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE
PREFERRED STOCK, SERIES 2008ND-NV

Section I. Dividend Rights

     (a) The holders of the Series 2008ND-NV Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008ND-NV Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008ND-NV Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008ND-NV Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008ND-NV Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the then applicable Conversion Price (as defined in Section III(a) hereof), Adjusted Conversion Price or Further Adjusted Conversion

Price (each as defined in Section III(b) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008ND-NV Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008ND-NV Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

     (b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008ND-NV Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008ND-NV Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008ND-NV Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008ND-NV Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

     (c) The cash dividends on the Series 2008ND-NV Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008ND-NV Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008ND-NV Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008ND-NV Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008ND-NV Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008ND-NV Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008ND-NV Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008ND-NV Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008ND-NV Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

     (d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008ND-NV Preferred Stock or on such Parity Stock that may be in arrears.

     (e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

     (a) The Series 2008ND-NV Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

     (i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

     (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

     (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008ND-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

     (b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) together with the Series 2008ND-NV Preferred Stock, shall be considered Parity Stock. The Series 2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

     (a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock shall be convertible on or following the receipt of Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008ND-NV Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008ND-NV Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

     (b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable (the “Mandatory Conversion”). If the Mandatory Conversion is not effected on the Mandatory Conversion Date, then (1) the Conversion Price shall be adjusted such that the price then in effect shall be reduced by $1.00 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Adjusted Conversion Price”) and (2) the Adjusted Conversion Price shall thereafter be further adjusted every six months such that the price then in effect shall immediately decrease by an additional $0.50 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (but not below $4.00, subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) (each such adjusted rate, a “Further Adjusted Conversion Price”) until the date on which the Mandatory Conversion pursuant to this Section III(b) is effected.

     Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008ND-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further

Adjusted Conversion Price, as applicable. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     (c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008ND-NV Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

     (d) To protect against dilution, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, is subject to equitable adjustment, without duplication, from time to time as follows:

     (i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be adjusted based on the following formula:

CR1 = CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

     Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, will be readjusted to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, that would then be in effect if such dividend or distribution had not been declared.

     No adjustment to the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

     (e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008ND-NV Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008ND-NV Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008ND-NV Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008ND-NV Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008ND-NV Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008ND-NV Preferred Stock had been converted into Common Stock on the date of such event.

     (f) The holder of any shares of Series 2008ND-NV Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008ND-NV Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008ND-NV Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

     (g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008ND-NV Preferred Stock. If more than one share of Series 2008ND-NV Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008ND-NV Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008ND-NV Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

     (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008ND-NV Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008ND-NV Preferred Stock from time to time outstanding.

     (i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008ND-NV Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

     (j) Upon conversion of any shares of the Series 2008ND-NV Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008ND-NV Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

     (k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

     (a) Prior to Shareholder Approval, the Holders shall have no right to vote with Common Stock as a single class. After Shareholder Approval has been obtained, the Holders shall be entitled to vote each share of the Series 2008ND-NV Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

     (b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

     (c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

     (d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008ND-NV Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008ND-NV Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

     (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008ND-NV Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008ND-NV Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008ND-NV Preferred Stock.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008ND-NV Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

     (a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008ND-NV Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 ND-NV Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008ND-NV Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

     (i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

     (ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

     (iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

     (iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

     (b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, Adjusted Conversion Price or Further Adjusted Conversion Price, as applicable, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

     (c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

     (a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008ND-NV Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

     (b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008ND-NV Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	___D x N____	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

     (c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i)	the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii)	the amount of cash, securities and other consideration payable per share of Common

Stock or Series 2008ND-NV Preferred Stock, respectively.

     (d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

     (e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008ND-NV Preferred Stock or successor securities representing less than all the shares of Series 2008ND-NV Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008ND-NV Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

      Whenever the number of shares of Common Stock into which the shares of the Series 2008ND-NV Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008ND-NV Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008ND-NV Preferred Stock a notice stating that the number of shares into which the shares of Series 2008ND-NV Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008ND-NV Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

     Except as may otherwise be required by law, the shares of Series 2008ND-NV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008ND-NV Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

     If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008ND-NV Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008ND-NV Preferred Stock

     Shares of Series 2008ND-NV Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008ND-NV Preferred Stock Certificates

     If any of the Series 2008ND-NV Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008ND-NV Preferred Stock certificate, or in lieu of and substitution for the Series 2008ND-NV Preferred Stock certificate lost, stolen or destroyed, a new Series 2008ND-NV Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008ND-NV Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008ND-NV Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

     The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008ND-NV Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

     The Corporation may not, at any time, redeem the outstanding shares of the Series 2008ND-NV Preferred Stock.

Section XV. Notices

     All notices, requests and other communications to the holder of Series 2008ND-NV Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008ND-NV Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

The duly appointed Common Stock Conversion Agent for the Series 2008ND-NV Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation.

The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008ND-NV Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE
PREFERRED STOCK, SERIES 2008D-V

OF

THE SOUTH FINANCIAL GROUP, INC.

     Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”) consisting of 2,248 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE
PREFERRED STOCK, SERIES 2008D-V

Section I. Dividend Rights

     (a) The holders of the Series 2008D-V Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008D-V Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008D-V Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008D-V Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008D-V Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the Conversion Price (as defined in Section III(a) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate. Each declared dividend shall be payable to holders of record of the Series 2008D-V Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008D-V Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

     (b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008D-V Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008D-V Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008D-V Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008D-V Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

     (c) The cash dividends on the Series 2008D-V Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008D-V Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008D-V Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008D-V Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008D-V Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008D-V Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008D-V Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008D-V Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008D-V Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

     (d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008D-V Preferred Stock or on such Parity Stock that may be in arrears.

     (e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

     (a) The Series 2008D-V Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

     (i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

     (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

     (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008D-V Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

     (b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) together with the Series 2008D-V Preferred Stock, shall be considered Parity Stock. The Series

2008D-V Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

     (a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock shall be convertible following the date of the first meeting held to seek Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008D-V Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008D-V Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

     (b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price (the “Mandatory Conversion”).

     Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-V Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     (c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008D-V Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

     (d) To protect against dilution, the Conversion Price, is subject to equitable adjustment, without duplication, from time to time as follows:

     (i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, will be adjusted based on the following formula:

CR1 = CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

     Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, will be readjusted to the Conversion Price, that would then be in effect if such dividend or distribution had not been declared.

     No adjustment to the Conversion Price, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

     (e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008D-V Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008D-V Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008D-V Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008D-V Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008D-V Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008D-V Preferred Stock had been converted into Common Stock on the date of such event.

     (f) The holder of any shares of Series 2008D-V Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008D-V Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008D-V Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

     (g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008D-V Preferred Stock. If more than one share of Series 2008D-V Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008D-V Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008D-V Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

     (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008D-V Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008D-V Preferred Stock from time to time outstanding.

     (i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008D-V Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

     (j) Upon conversion of any shares of the Series 2008D-V Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008D-V Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

     (k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

     (a) Following the date of the first meeting held to seek Shareholder Approval, the Holders shall be entitled to vote each share of the Series 2008D-V Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

     (b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

     (c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

     (d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008D-V Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008D-V Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

     (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008D-V Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008D-V Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008D-V Preferred Stock.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008D-V Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

     (a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008D-V Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 D-V Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008D-V Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

     (i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

     (ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

     (iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

     (iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition).

     (b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

     (c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

     (a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008D-V Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008D-V Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	___D x N____	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

     (c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i)	the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii)	the amount of cash, securities and other consideration payable per share of Common

Stock or Series 2008D-V Preferred Stock, respectively.

     (d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

     (e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008D-V Preferred Stock or successor securities representing less than all the shares of Series 2008D-V Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008D-V Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

      Whenever the number of shares of Common Stock into which the shares of the Series 2008D-V Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008D-V Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008D-V Preferred Stock a notice stating that the number of shares into which the shares of Series 2008D-V Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008D-V Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

     Except as may otherwise be required by law, the shares of Series 2008D-V Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008D-V Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

     If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-V Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008D-V Preferred Stock

     Shares of Series 2008D-V Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008D-V Preferred Stock Certificates

     If any of the Series 2008D-V Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008D-V Preferred Stock certificate, or in lieu of and substitution for the Series 2008D-V Preferred Stock certificate lost, stolen or destroyed, a new Series 2008D-V Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008D-V Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008D-V Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

     The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008D-V Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

     The Corporation may not, at any time, redeem the outstanding shares of the Series 2008D-V Preferred Stock.

Section XV. Notices

     All notices, requests and other communications to the holder of Series 2008D-V Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008D-V Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

     The duly appointed Common Stock Conversion Agent for the Series 2008D-V Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008D-V Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

CERTIFICATE OF DESIGNATIONS

OF

10% MANDATORY CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK, SERIES 2008D-NV

OF

THE SOUTH FINANCIAL GROUP, INC.

     Pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of a series of preferred stock having no par value per share, with a liquidation preference of $1,000 per share, which shall be designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-NV (the “Series 2008D-NV Preferred Stock”) consisting of 7,472 shares having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

10% MANDATORY CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK, SERIES 2008D-NV

Section I. Dividend Rights

     (a) The holders of the Series 2008D-NV Preferred Stock (the “Holders”) shall be entitled to receive when, as and if declared by the Board of Directors, in their discretion, out of funds legally available therefor, noncumulative cash dividends, payable in cash at the rate per annum of 10% (provided that if the per share cash dividend declared on the Corporation’s common stock, par value $1.00 (the “Common Stock”), is greater than $0.05 (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d), the “Initial Common Stock Dividend”) in any quarterly period during the period prior to May 1, 2010, such rate per annum (as applied to any dividend declared on the Series 2008D-NV Preferred Stock during such quarterly period) shall be increased by the same percentage as the percentage increase in the Initial Common Stock Dividend, as may be further adjusted (up or down) from time to time in accordance with the foregoing, with the rate per annum as in effect at May 1, 2010, continuing in effect thereafter except as may be further adjusted as provided below) (the “Dividend Rate”) of the Liquidation Preference (as defined in Section V) per share, quarterly in arrears on February 1, May 1, August 1 and November 1, of each year, or, if such day is not a Business Day (as defined below), on the next Business Day, commencing on the first Dividend Payment Date after the Series 2008D-NV Preferred Stock is issued or the date on which the Mandatory Conversion pursuant to Section III(b) is effected (each such date, a “Dividend Payment Date”). If at any time after May 1, 2010 through the date on which the Mandatory Conversion is effected, the quarterly cash dividends on the Common Stock are increased above the greater of (i) $0.05 per share (subject to adjustment from time to time in a manner consistent with the provisions of Section III(d)) and (ii) the Common Stock per share dividend amount in effect on May 1, 2010 (such greater amount being the “Dividend Threshold”), the Holders will be entitled to a cash distribution per share on Series 2008D-NV Preferred Stock (in addition to the Preferred Stock dividend payment at the rate in effect as of the second anniversary of the date of original issue of the Series 2008D-NV Preferred Stock) for such Dividend Period equal to (x) the amount by which the quarterly Common Stock cash dividend per share exceeds the Dividend Threshold multiplied by (y) the quotient of the Liquidation Preference and the Conversion Price (as defined in Section III(a) hereof). Dividends shall not begin to accumulate and shall not be deemed to accumulate.

Each declared dividend shall be payable to holders of record of the Series 2008D-NV Preferred Stock as they appear on the stock books of the Corporation at the close of business on the 15th day of the month preceding the applicable Dividend Payment Date, or, if such day is not a Business Day (as defined below), on the next Business Day (each such date, a “Record Date”). Quarterly dividend periods (each, a “Dividend Period”) shall commence on each Dividend Payment Date (other than the initial Dividend Period, which shall commence on the date of original issue of the Series 2008D-NV Preferred Stock) and shall end on and exclude the next succeeding Dividend Payment Date (provided that for purposes of Section V, the applicable Dividend Period shall end on and exclude the date of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as the case may be). If the Mandatory Conversion (as defined in Section III) is not effected for any reason on the Mandatory Conversion Date (as defined in Section III), then (1) the Dividend Rate shall be adjusted for the then applicable Dividend Period such that the rate then in effect shall be increased by an additional 5.0% per annum (the “Adjusted Dividend Rate”) and (2) the Adjusted Dividend Rate shall thereafter be further adjusted every six months such that the rate then in effect shall immediately increase by an additional 0.50% per annum (each such adjusted rate, a “Further Adjusted Dividend Rate”) until the date on which the Mandatory Conversion pursuant to Section III(b) is effected (subject to a maximum increase pursuant to this sentence of 7.00% per annum). “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or South Carolina are authorized by law or executive order to be closed.

     (b) The amount of dividends payable for each full Dividend Period with respect to each share of Series 2008D-NV Preferred Stock shall be computed by dividing the Dividend Rate, Adjusted Dividend Rate or Further Adjusted Dividend Rate, as applicable, by four and applying the resulting rate to the Liquidation Preference per share. The amount of dividends payable for the initial Dividend Payment Date on the Series 2008D-NV Preferred Stock, or for any period shorter than a full Dividend Period on the Series 2008D-NV Preferred Stock, shall be computed on the basis of 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month. The amount of dividends payable on the Series 2008D-NV Preferred Stock, shall be rounded to the nearest cent, with one-half cent being rounded upwards.

     (c) The cash dividends on the Series 2008D-NV Preferred Stock are noncumulative and, accordingly, irrespective of whether or not any regular quarterly cash dividends on the Series 2008D-NV Preferred Stock for past periods have been paid, the Corporation may declare and pay dividends on shares of the Common Stock. However, so long as any shares of the Series 2008D-NV Preferred Stock are outstanding, the Corporation may not, at any time, (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Common Stock or other Junior Stock (as defined in Section II) of the Corporation, or (ii) redeem, purchase or acquire, or make a liquidation payment with respect to, or pay or make available monies for a sinking fund for the redemption of, any Parity Stock (otherwise than pursuant to pro rata offers to purchase all or any pro rata portion of the Series 2008D-NV Preferred Stock and such Parity Stock) unless in each case full dividends as provided in Section I(a) on all outstanding shares of the Series 2008D-NV Preferred Stock have been paid or (in the case of current dividends) declared and set aside for payment (except for (w) dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other Junior Stock of the Corporation, (x) redemptions or purchases of any rights pursuant to a shareholder rights plan or by conversion or exchange of Junior Stock for or into other Junior Stock, or of Parity Stock for or into other Parity Stock or Junior Stock of the Corporation, (y) purchases by the Corporation or its affiliates as a broker, dealer, advisor, fiduciary, trustee or comparable capacity in connection with transactions effected by or for the account of customers of the Corporation or customers of any of its subsidiaries or in connection with the distribution or trading of such capital stock and (z) acquisitions of Common Stock in respect of exercises of employee equity awards and any related tax withholding). The foregoing dividend preference shall not be cumulative and shall not in any way create any claim or right in favor of Holders in the event that dividends have not been declared or paid in respect of any prior Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series 2008D-NV Preferred Stock and any Parity Stock (as defined in Section II), dividends declared on the Series 2008D-NV Preferred Stock and Parity Stock (whether cumulative or non-cumulative) shall only be declared pro rata so that the amount of dividends declared per share on the Series 2008D-NV Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of the Series 2008D-NV Preferred Stock (but without, in the case of any non-cumulative preferred stock, accumulation of unpaid dividends for prior Dividend Periods) and such Parity Stock bear to each other.

     (d) No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Series 2008D-NV Preferred Stock or on such Parity Stock that may be in arrears.

     (e) If the Board of Directors determines not to declare any dividend or pay a full dividend previously declared with respect to a Dividend Period, the Corporation will provide written notice to the Holders prior to such date.

Section II. Ranking

     (a) The Series 2008D-NV Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Corporation,

     (i) rank senior and prior to Common Stock (including, if applicable and to the fullest extent permitted by law, any preferred stock purchase or similar rights issued with respect thereto pursuant to a shareholder rights plan) of the Corporation, and each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that does not by its terms rank pari passu or senior to the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities, including the Common Stock, and options, warrants or rights to subscribe for or purchase shares of Common Stock or such other equity securities, are collectively referred to herein as the “Junior Stock”);

     (ii) rank on a parity with each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms provides that it ranks pari passu with the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Parity Stock”), and

     (iii) rank junior to each other class or series of equity securities of the Corporation, whether currently issued or issued in the future, that by its terms ranks senior to the Series 2008D-NV Preferred Stock with respect to payment of dividends or rights upon liquidation, dissolution or winding up of the affairs of the Corporation (all of such equity securities are collectively referred to herein as the “Senior Stock”).

     (b) Shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008D-V (the “Series 2008D-V Preferred Stock”), shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-NV (the “Series 2008ND-NV Preferred Stock”) and shares of the Corporation’s series of preferred stock having no par value per share, with a liquidation preference of $1,000.00 per share, designated as 10% Mandatory Convertible Non-cumulative Preferred Stock, Series 2008ND-V (the “Series 2008ND-V Preferred Stock”) together with the Series 2008D-NV Preferred Stock, shall be considered Parity Stock. The Series 2008D-V

Preferred Stock, the Series 2008D-NV Preferred Stock, the Series 2008ND-V Preferred Stock and the Series 2008ND-NV Preferred Stock are collectively referred to herein as the “Series 2008 Preferred Stock.”

Section III. Conversion Rights

     (a) Optional Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock shall be convertible on or following the receipt of Shareholder Approval (as defined herein), at the option of the Holder, upon surrender of the certificate(s) for each share of Series 2008D-NV Preferred Stock to be converted and delivery of written notice of conversion (all in compliance with the provisions of Section III(f) hereof) on a Conversion Date (as defined in Section III(f) hereof), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. The initial conversion price (the “Conversion Price”) as of the date of original issuance of the Series 2008D-NV Preferred Stock is $6.50 (subject to adjustment from time to time as provided in Section III(d)). “Shareholder Approval” shall mean the approval of the transactions pursuant to which the Series 2008 Preferred Stock was issued by a majority of the total votes cast on the proposal by the holders of shares of Common Stock present in person or by proxy, whether presented at a special or annual meeting of shareholders.

     (b) Mandatory Conversion. Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a) or the immediately subsequent paragraph) upon the later of (i) May 1, 2011 (such date, the “Mandatory Conversion Date”) and (ii) the first Business Day following the receipt of Shareholder Approval, into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price (the “Mandatory Conversion”).

     Upon the terms and in the manner set forth in this Section III and subject to the provisions for adjustment contained herein, each share of the Series 2008D-NV Preferred Stock is mandatorily convertible (if not earlier converted pursuant to Section III(a)) upon the first Business Day that is on or after the date that is two years following the receipt of Shareholder Approval (the “First Call Date”) if, for a period of twenty (20) consecutive Trading Days, the closing price per share of the Common Stock, as reported on by The NASDAQ Stock Market (“NASDAQ”), or if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted (the “Closing Price”), has been at least $21.00 per share (adjusted from time to time in a manner consistent with the provisions of Section III(d), the “Conversion Target Price”), into a number of fully-paid and non-assessable shares of Common Stock of the Corporation equal to the Liquidation Preference per share divided by the Conversion Price. For purposes of the first sentence in Section I(a), the foregoing shall be deemed to be a “Mandatory Conversion” pursuant to Section III(b). As used herein, “Trading Day” means any day on which the NASDAQ (or, if the Common Stock is not listed or quoted on the NASDAQ, such other national or regional exchange or market on which the Common Stock is then listed or quoted) is open for trading, or, if the Common Stock is not listed on any such exchange or market, any Business Day; provided that a “Trading Day” shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

     (c) Immediately upon conversion, the rights of the Holders as such with respect to the shares so converted shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series 2008D-NV Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Common Stock.

     (d) To protect against dilution, the Conversion Price, is subject to equitable adjustment, without duplication, from time to time as follows:

     (i) Stock Dividends and Distributions and Subdivisions, Splits and Combinations of the Common Stock. If the Corporation issues Common Stock as a dividend or distribution on the Common Stock to all holders of the Common Stock, or if the Corporation effects a share split or share combination of the Corporation’s Common Stock, the Conversion Price, will be adjusted based on the following formula:

CR1 = CR0 × (OS0 / OS1)

where:

CR0 = the Conversion Price, in effect immediately prior to the adjustment relating to such event.

CR1 = the new Conversion Price, in effect immediately after the adjustment relating to such event.

OS0 = the number of shares of Common Stock outstanding immediately prior to such event.

OS1 = the number of shares of Common Stock outstanding immediately after such event.

     Any adjustment made pursuant to this paragraph will become effective on the date that is immediately after (x) the date fixed for the determination of holders of Common Stock entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph is declared but not so paid or made, the Conversion Price, will be readjusted to the Conversion Price, that would then be in effect if such dividend or distribution had not been declared.

     No adjustment to the Conversion Price, shall be made if the Holders actually participate in the transaction that would otherwise give rise to such adjustment on an as-converted basis.

     (e) If the Corporation, at any time or from time to time after the date of original issuance of the Series 2008D-NV Preferred Stock, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in non-voting securities or other property of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the outstanding shares of Series 2008D-NV Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such other securities of the Corporation or such other property (or the value of such other property) that they would have received had the Series 2008D-NV Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities or other property receivable by them during such period giving application to all adjustments called for during such period under these Articles of Amendment with respect to the rights of the holders of the outstanding shares of Series 2008D-NV Preferred Stock; and, provided, further, however, that no such adjustment shall be made if the holders of Series 2008D-NV Preferred Stock simultaneously receive a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series 2008D-NV Preferred Stock had been converted into Common Stock on the date of such event.

     (f) The holder of any shares of Series 2008D-NV Preferred Stock may exercise the conversion rights as to any such share of Preferred Stock by delivering to the Corporation during regular business hours, at the office of the Common Stock Conversion Agent, or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.” As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and, as provided in Subsection III(g) hereof, a check for cash with respect to any fractional interest in a share of Common Stock. The holder shall be deemed to have become a shareholder of record on the applicable Conversion Date unless the transfer books of the Corporation are closed on the date, in which event he shall be deemed to have become a Common Stock shareholder of record on the next succeeding date on which the transfer books are open, but the Conversion Price, shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares of Series 2008D-NV Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of Series 2008D-NV Preferred Stock representing the unconverted shares of the certificate so surrendered. For the avoidance of doubt, conversion may be effected only with respect to whole shares of Preferred Stock.

     (g) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series 2008D-NV Preferred Stock. If more than one share of Series 2008D-NV Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series 2008D-NV Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series 2008D-NV Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the value of such fractional interest as based on the closing sales price of the Common Stock on the Business Day immediately preceding the Conversion Date.

     (h) The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series 2008D-NV Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series 2008D-NV Preferred Stock from time to time outstanding.

     (i) All shares of Common Stock which may be issued upon conversion of the shares of Series 2008D-NV Preferred Stock will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable.

     (j) Upon conversion of any shares of the Series 2008D-NV Preferred Stock, the holder thereof shall not be entitled to receive any unpaid dividends in respect of the shares so converted, provided that such holder shall be entitled to receive any dividends on such shares of the Series 2008D-NV Preferred Stock declared prior to such conversion if such holder held such shares on the record date fixed for the determination of Holders entitled to receive payment of such dividend.

     (k) In the event (1) the Corporation declares a dividend (or any other distribution) on its Common Stock; (2) the Corporation authorizes the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; (3) of any reclassification or reorganization of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party and for which approval of any of the Corporation’s shareholders is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; (4) of a tender offer or exchange offer made by the Corporation or any of its subsidiaries for any portion of the Corporation’s Common Stock; or (5) of a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall, in each case, send or cause to be sent, by first-class mail, postage prepaid, to each Holder as such Holder appears in the records of the Corporation, as promptly as practicable but in any event at least ten (10) days prior to the applicable date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, tender offer, exchange offer, transfer, dissolution, liquidation or winding up. Notice as provided for above need not be provided by mail if the required information is included in a public filing made by the Corporation with the U.S. Securities and Exchange Commission on or prior to the commencement of the ten (10) day period referenced above.

Section IV. Voting

     (a) Prior to Shareholder Approval, the Holders shall have no right to vote with Common Stock as a single class. After Shareholder Approval has been obtained, the Holders shall be entitled to vote each share of the Series 2008D-NV Preferred Stock on an as converted basis such that each share is entitled to a number of votes equal to the Liquidation Preference per share divided by the Conversion Price, on each matter on which holders of Common Stock are entitled to vote together as a single class, as a single class with the Common Stock, and shall be entitled to receive notice of any meeting of the holders of Common Stock, and shall otherwise be accorded all voting powers and rights of Common Stock.

     (b) Whenever the approval or other action of Holders voting as a separate class is required by applicable law or by the Corporation’s Amended and Restated Articles of Incorporation, each share of the Series 2008 Preferred Stock shall be entitled to one vote, and the affirmative vote of a majority of such shares at a meeting at which a majority of such shares are present or represented shall be sufficient to constitute such approval or other action unless a higher percentage is required by applicable law or by the provisions of this Section IV.

     (c) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of the Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, shall be required to amend the Amended and Restated Articles of Incorporation of the Corporation to authorize the issuance of any class or series of Senior Stock, reclassify the Series 2008 Preferred Stock (other than as may be incident to a Reorganization Event which does not require a class vote under Section IV(d)) or to alter or abolish the liquidation preferences or any other preferential right of the Series 2008 Preferred Stock, or to otherwise to alter this Certificate of Designations in a manner adverse to the Holders.

     (d) Unless a higher percentage is otherwise expressly required by applicable law, approval of holders of two-thirds (by aggregate liquidation preference) of Series 2008 Preferred Stock outstanding and all other preferred stock or securities having similar voting rights voting in proportion to the respective liquidation preferences, voting as a class, may and shall be required to approve, (y) any acquisition announced prior to the eighteen month anniversary of the date of original issue of the Series 2008D-NV Preferred Stock, by the Corporation of another financial institution where the aggregate amount of any cash consideration together with the value of any stock consideration (based on the pre-announcement stock price) paid by the Corporation for the equity securities of such other institution exceeds $30 million (other than any acquisition of a distressed financial institution where the institution is acquired from or with the affirmative assistance of a bank regulator) or (z) any liquidation, dissolution or winding up of the Corporation or any merger or consolidation of the Corporation with or into any other entity unless (i) the Corporation is the surviving entity in such merger or consolidation and the Series 2008 Preferred Stock remains outstanding or (ii) the Corporation is not the surviving entity in such merger or consolidation but the Series 2008 Preferred Stock is not changed in such merger or consolidation into anything other than a class or series of preferred stock of the surviving or resulting entity, or the entity controlling such entity, having such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series 2008 Preferred Stock, taken as a whole.

Section V. Liquidation

     (a) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Series 2008D-NV Preferred Stock then outstanding shall be entitled, subject to the payment in full or provisions having been made for the payment in full of all claims of creditors of the Corporation and the liquidation preferences for all Senior Stock, to be paid, out of the assets of the Corporation available for distribution to its shareholders whether from capital, surplus or earnings and before any payment shall be made in respect of the Corporation's Common Stock or on any other class of Junior Stock, an amount equal to $1,000.00 per share (the “Liquidation Preference”). After setting apart or paying in full the preferential amounts due the Holders, the remaining assets of the Corporation available for distribution to shareholders, if any, shall be distributed exclusively to the holders of Common Stock or as otherwise provided in the Corporation's Amended and Restated Articles of Incorporation. If upon liquidation, dissolution, or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders the full amounts to which they respectively shall be entitled, the Holders shall share ratably in any distribution of assets.

     (b) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Corporation shall, within three (3) days after the date the Board of Directors approves such action, or at least twenty (20) days prior to any shareholders' meeting called to approve such action, or within twenty (20) days after the commencement of any involuntary proceeding, whichever is earlier, give each holder of shares of Series 2008D-NV Preferred Stock initial written notice of the proposed action. Such initial written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash, and property to be received by the Holders upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Corporation shall promptly give written notice to each holder of shares of Series 2008D-NV Preferred Stock of such material change. The Corporation shall not consummate any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation before the expiration of thirty (30) days after the mailing of the initial notice or ten (10) days after the mailing of any subsequent written notice, whichever is later, provided that any such thirty-day or ten-day period may be shortened upon the written consent of the holders of all of the outstanding shares of Series 2008D-NV Preferred Stock.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the Holders. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series 2008D-NV Preferred Stock of the appraiser's valuation.

Section VI. Adjustments For Reorganization Events

     (a) Upon the occurrence of a Reorganization Event (as defined herein), each share of Series 2008D-NV Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the types and amounts of securities, cash, and other property that is or was receivable in such Reorganization Event by a holder of the number of shares of Common Stock into which such share of Series 2008 D-NV Preferred Stock was convertible (and shall be immediately convertible notwithstanding the limitations contained in Section III(a), if such Reorganization Event is also a Make-Whole Acquisition in which the Corporation is not the surviving entity in such transaction) immediately prior to such Reorganization Event in exchange for such shares of Common Stock (such securities, cash, and other property, the “Exchange Property”). The amount of Exchange Property receivable upon conversion of any Series 2008D-NV Preferred Stock in accordance with Section III hereof (and any subsection thereto) shall be determined based upon the Exchange Property delivered in respect of each share of Common Stock and the number of shares of Common Stock that would be received upon conversion of the Preferred Stock but for the provisions of this Section VI. The Holders shall not have any separate class vote on any Reorganization Event, except as provided in Section IV(d) hereof. A “Reorganization Event” shall mean:

     (i) any consolidation or merger of the Corporation with or into another person, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property of the Corporation or another person;

     (ii) any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Corporation and its subsidiaries, taken as a whole, in each case pursuant to which the Common Stock will be converted into cash, securities, or other property; or

     (iii) any reclassification of the Common Stock into securities, including securities other than the Common Stock; or

     (iv) any statutory exchange of the Corporation’s securities for those of another person (other than in connection with a merger or acquisition);

     (b) In the event that holders of the shares of the Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the consideration that the Holders are entitled to receive upon conversion shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election or (ii) if no holders of shares of Common Stock affirmatively make such an election, the weighted average of the types and amounts of consideration actually received by such holders. On each Conversion Date following a Reorganization Event, the Conversion Price, then in effect will be applied to the value on such Conversion Date of the securities, cash, or other property received per share of Common Stock, determined as set forth above.

     (c) The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the type and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section VI.

Section VII. Make-Whole Adjustments for Certain Reorganization Events

     (a) Upon the occurrence of a Reorganization Event specified in clause (i), (ii) or (iv) of Section VI(a) above, unless the transaction is one in which the persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, voting shares of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving person, or the entity controlling such person, immediately after the transaction (a “Make-Whole Acquisition” and the date of such Make-Whole Acquisition, the “Make-Whole Acquisition Effective Date”), each Holder shall have right to receive, upon conversion of each share of Series 2008D-NV Preferred Stock pursuant to Section VI hereof if (and only if) conversion is effected within 20 days following the Make-Whole Acquisition Effective Date, a payment (a “Make-Whole Payment”) pursuant to the terms of this Section VII.

(b) The amount of the “Make-Whole Payment” shall equal (i) the sum of the present values of all scheduled dividend payments on the Series 2008D-NV Preferred Stock from the date of the Make-Whole Acquisition to and including the Mandatory Conversion Date or the First Call Date, if the value of the consideration paid in the Make-Whole Acquisition is greater than the Conversion Target Price, discounted from the applicable Dividend Payment Dates to the date of the Make-Whole Acquisition, in each case on a quarterly basis, at a discount rate equal to (A) the Treasury Rate (as defined herein) applicable to the immediately preceding Dividend Period, plus (B) a spread equal to 0.50%, plus (ii) in each case accrued and unpaid dividends through the date of the Make-Whole Acquisition. “Treasury Rate” means, with respect to any Dividend Period immediately preceding a Make-Whole Acquisition, the rate from the auction held on the date of such Make-Whole Acquisition, or the “Auction”, of direct obligations of the United States, or “treasury bills”, having a 3-year maturity under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION 10 (or any other page as may replace such page on such service) or page USAUCTION 11 (or any other page as may replace such page on such service) or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date (as defined below), the Bond Equivalent Yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 P.M., New York City time, on the related calculation date (as defined below), the Bond Equivalent Yield of the auction rate of such treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of treasury bills having a 3-year maturity is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the date of such Make-Whole Acquisition of treasury bills having a 3-year maturity as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 P.M., New York City time, on the related calculation date, the rate on such Treasury Rate interest determination date of such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the Common Stock Conversion Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the date of such Make-Whole Acquisition, of three primary U.S. government securities dealers (which may include the dealers or their affiliates) selected by the Common Stock Conversion Agent, for the issue of treasury bills with a remaining maturity closest to 3 years; however, if the dealers so selected by the Common Stock Conversion Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of the date of such Make-Whole Acquisition will be the Treasury Rate in effect on the date of such Make-Whole Acquisition.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond equivalent yield =	___D x N____	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

“Calculation Date” means the date that is two business days following the date of the Make-Whole Acquisition.

     (c) On or before the twentieth day prior to the date on which the Corporation anticipates consummating the Make-Whole Acquisition, a written notice shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Corporation. Such notice shall contain:

(i)	the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii)	the amount of cash, securities and other consideration payable per share of Common Stock or Series 2008D-NV Preferred Stock, respectively.

     (d) Upon a conversion effected within 20 days of the Make-Whole Acquisition Effective Date, the Common Stock Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Corporation or its successor, promptly deliver to the Holder such cash, securities or other property, if any, as are issuable with respect to Make-Whole Payment in the Make-Whole Acquisition.

     (e) In the event that a Make-Whole Acquisition is effected with respect to shares of Series 2008D-NV Preferred Stock or successor securities representing less than all the shares of Series 2008D-NV Preferred Stock or successor securities held by a Holder, upon such Make-Whole Acquisition the Corporation or its successor shall execute and the Common Stock Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Corporation or its successors, a certificate evidencing the shares of Series 2008D-NV Preferred Stock or such successor securities held by the Holder as to which a Make-Whole Acquisition was not effected.

Section VIII. Reports as to Adjustments

      Whenever the number of shares of Common Stock into which the shares of the Series 2008D-NV Preferred Stock are convertible is adjusted as provided in Section III, the Corporation shall (i) promptly compute such adjustment and furnish to the Common Stock Conversion Agent a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock into which each share of the Series 2008D-NV Preferred Stock is convertible as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective and (ii) promptly mail to the holders of record of the outstanding shares of the Series 2008D-NV Preferred Stock a notice stating that the number of shares into which the shares of Series 2008D-NV Preferred Stock are convertible has been adjusted and setting forth the new number of shares into which each share of the Series 2008D-NV Preferred Stock is convertible as a result of such adjustment and when such adjustment will become effective.

Section IX. Exclusion of Other Rights

     Except as may otherwise be required by law, the shares of Series 2008D-NV Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, other than those specifically set forth herein (as such Certificate of Designations may be amended from time to time) and in the Amended and Restated Articles of Incorporation. The shares of Series 2008D-NV Preferred Stock shall have no preemptive or subscription rights.

Section X. Severability of Provisions

     If any voting powers, preferences or relative, participating, optional or other special rights of the Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock or qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences or relative, participating, optional or other special rights of Series 2008D-NV Preferred Stock or qualifications, limitations and restrictions thereof unless so expressed herein.

Section XI. Reissuance of Series 2008D-NV Preferred Stock

     Shares of Series 2008D-NV Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Corporation or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of South Carolina) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation.

Section XII. Mutilated or Missing Series 2008D-NV Preferred Stock Certificates

     If any of the Series 2008D-NV Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series 2008D-NV Preferred Stock certificate, or in lieu of and substitution for the Series 2008D-NV Preferred Stock certificate lost, stolen or destroyed, a new Series 2008D-NV Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series 2008D-NV Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series 2008D-NV Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Common Stock Conversion Agent.

Section XIII. Determinations

     The Corporation shall be solely responsible for making all calculations called for hereunder. Such calculations include, but are not limited to, the calculations under Section III hereof. The Corporation covenants to make all such calculations in good faith. Absent manifest error, such calculations shall be final and binding on all holders of shares of the Series 2008D-NV Preferred Stock. The Corporation shall have the power to resolve any ambiguity and its action in so doing, as evidenced by a resolution of the Board of Directors shall be final and conclusive unless clearly inconsistent with the intent hereof.

Section XIV. No Redemption

     The Corporation may not, at any time, redeem the outstanding shares of the Series 2008D-NV Preferred Stock.

Section XV. Notices

     All notices, requests and other communications to the holder of Series 2008D-NV Preferred Stock shall be in writing (including facsimile transmission) and shall be given at the address of such holder as shown on the books of the Corporation. A holder of the outstanding share of Series 2008D-NV Preferred Stock may waive any notice required hereunder by a writing signed before or after the time required for notice or the action in question. Notice shall be deemed given on the earlier of the date received or three business days after the date such notice is mailed by first-class mail, postage prepaid.

Section XVI. Common Stock Conversion Agent

     The duly appointed Common Stock Conversion Agent for the Series 2008D-NV Preferred Stock (the “Common Stock Conversion Agent”) shall be appointed at the discretion of the Corporation. The Common Stock Conversion Agent shall also act as registrar, redemption, conversion, transfer and dividend disbursing agent for the Series 2008D-NV Preferred Stock. The Corporation may, in its sole discretion, remove the Common Stock Conversion Agent in accordance with the agreement between the Corporation and the Common Stock Conversion Agent; provided that the Corporation shall appoint a successor agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment or removal, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.